Exhibit 3
                                                                     ---------

                                                             EXECUTION VERSION
                                                             -----------------


                   AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT

         This Amendment No. 1 to Subscription Agreement (this "Amendment") is made and entered into as of June 30, 2005 between New Affirmative LLC, a Delaware limited liability company (the "Purchaser"), DSC AFFM, LLC, a Delaware limited liability company ("DSC"), J.C. Flowers I LP, a Delaware limited partnership ("JCF"), and Affirmative Investment LLC, a Delaware limited liability company ("AIL" and collectively with DSC, the "Investors").

         WHEREAS, DSC and JCF have caused the Purchaser to be formed as a limited liability company under the Delaware Limited Liability Company Act as in effect on the date of this Agreement (currently Chapter 18 of Title 6, Sections 18-101 through 18-1109 of the Delaware Code).

         WHEREAS, on June 13, 2005, the Purchaser, DSC and JCF entered into the Subscription Agreement (the "Subscription Agreement"), pursuant to which each of DSC and JCF agreed to make certain investments in the Purchaser.

         WHEREAS, (a) JCF wishes to assign its rights and obligations under the Subscription Agreement to, and be replaced as a party to the Subscription Agreement by, AIL and (b) AIL desires to accept and assume all of JCF's rights and obligations under the Subscription Agreement.

         WHEREAS, following the execution and delivery hereof, AIL shall be treated as "JCF" for all purpose under the Subscription Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, JCF and the Investors, intending to be legally bound, hereby agree as follows:

         1. Assignment. Pursuant to and in accordance with Section 6(b) of the Subscription Agreement, JCF hereby assigns all of its rights and obligations under the Subscription Agreement to AIL, and AIL hereby accepts and assumes all of JCF's rights and obligations under the Subscription Agreement.

         2. Substitution for JCF. Each of the parties hereto acknowledges and agrees that (i) AIL shall replace JCF for the purposes of the Subscription Agreement and (ii) all references to "JCF" in the Subscription Agreement shall, from and after the date hereof, be deemed to be references to AIL.

         3. No Further Amendment. Except as otherwise provided herein, the Agreement shall remain unchanged and in full force and effect.

         4. Effect of Amendment. From and after the date of this Amendment, any reference in the Agreement to "hereof", "herein", "hereunder", "hereby" and "this Agreement" shall be deemed a reference to the Agreement as amended by this Amendment.

                 [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, DSC, JCF, AIL and the Purchaser have executed this Amendment as of the date first above written.


                                         NEW AFFIRMATIVE LLC


                                         By: /s/ Michael J. Ryan
                                             -----------------------------
                                             Name:  Michael J. Ryan
                                             Title: Authorized Person


                                         By: /s/ Avshalom Kalichstein
                                             -----------------------------
                                             Name:  Avshalom Kalichstein
                                             Title: Authorized Person


                                         DSC AFFM, LLC

                                         By: DSC AFFM Manager LLC,
                                             its Managing Member


                                         By: /s/ Michael J. Ryan
                                             ------------------------------
                                             Name:  Michael J. Ryan
                                             Title: Authorized Person


                                         J.C. FLOWERS I LP

                                         By: JCF Associates I LLC,
                                             its General Partner


                                         By: /s/ Avshalom Kalichstein
                                             ------------------------------
                                             Name:  Avshalom Kalichstein
                                             Title: Principal


                                         AFFIRMATIVE INVESTMENT LLC


                                         By: /s/ Avshalom Kalichstein
                                             ------------------------------
                                             Name:  Avshalom Kalichstein
                                             Title: Authorized Person